NEWS RELEASE

For release November 14, 2007

Contact:  John T. Hillman @ 310/255-4438 or 310/255-4493

ANWORTH MORTGAGE ASSET CORPORATION ANNOUNCES
THIRD QUARTER 2007 FINANCIAL RESULTS

SANTA MONICA, California – (November 14, 2007) – For the quarter ended September 30, 2007 and based on a weighted average of 45.6 million fully diluted shares outstanding, Anworth Mortgage Asset Corporation (NYSE: ANH) announced today an unaudited net loss to common stockholders of $158.5 million, or $(3.47) per share. This includes a loss from continuing operations of $20.3 million due primarily to a loss of approximately $23.4 million from the sale of approximately $904 million of agency mortgage-backed securities, or Agency MBS, and non-agency mortgage-backed securities, or Non-Agency MBS. This also includes a loss from discontinued operations of $136.7 million due primarily to losses on sales of and an impairment charge on Belvedere Trust Mortgage Corporation’s, or Belvedere Trust, assets.

Anworth’s investments consist primarily of Agency MBS.

At September 30, 2007, the Agency MBS portfolio was approximately $4.1 billion and was allocated as follows: approximately 22% Agency adjustable-rate mortgages; approximately 60% Agency hybrid adjustable-rate mortgages; approximately 18% Agency fixed-rate MBS; and less than 1% Agency floating-rate collateralized mortgage obligations, or CMOs.

At September 30, 2007, the Non-Agency MBS portfolio was approximately $49 million, consisting of floating-rate CMOs at a current yield of 5.38%, that were acquired at par value.

At September 30, 2007, the current yield on the Anworth’s Agency MBS portfolio was 5.88% based on a weighted average coupon of 5.96% divided by the average amortized cost of 101.3%. The quarter-end unamortized premium was $52 million, or 1.3% of the par value.  During the quarter ended September 30, 2007, the expense of amortizing the Agency securities premium (based on prepayments and scheduled payments) was $5.5 million, compared to $6.3 million during the quarter ended June 30, 2007. During the quarter ended September 30, 2007, the constant prepayment rate, or CPR, of the Agency MBS and Non-Agency MBS was 23% and the CPR of the adjustable-rate and hybrid adjustable-rate Agency MBS was 25%.  For the Agency MBS and Non-Agency MBS adjustable-rate mortgage and hybrid assets, the weighted average term to the next interest rate reset date was 32 months.

Relative to Anworth’s Agency MBS and Non-Agency MBS portfolios at September 30, 2007, the outstanding repurchase agreement balance was $3.7 billion with an average interest rate of 5.35% and an average maturity of 53 days.  After adjusting for collateralized interest rate swap transactions, the average interest rate was 5.16% with an average maturity of 415 days.

During the quarter ended September 30, 2007 and relative to average Agency MBS earning assets, interest income earned was 5.71%, amortization of premium was (0.46)% and the average cost of funds was 5.21%, resulting in an interest rate spread of 0.04%.

At September 30, 2007, Belvedere Trust is shown as a discontinued operation.  Its assets were $74.6 million, consisting of $4.1 million in cash and cash equivalents, $67.2 million of Belvedere Trust’s other mortgage-backed securities, or BT Other MBS, pledged to counterparties at fair value, $2.1 million in BT Other MBS at fair value and $1.2 million in other assets.  Its liabilities were $67.2 million, consisting of repurchase agreements of $64.6 million and $2.6 million in other liabilities.

Stockholders’ equity available to common stockholders of Anworth at quarter end was approximately $294.9 million, or $6.44 per share.  The $294.9 million equals total stockholders’ equity of $343.8 million less the Series A Preferred Stock liquidating value of $46.9 million and less the difference between the Series B Preferred Stock liquidating value of $30.1 million and the proceeds from its sale of $28.1 million.

About Anworth Mortgage Asset Corporation

Anworth is a mortgage real estate investment trust, which invests in mortgage assets, including mortgage pass-through certificates, collateralized mortgage obligations, mortgage loans and other real estate securities.  Anworth generates income for distribution to shareholders primarily based on the difference between the yield on its mortgage assets and the cost of its borrowings.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets, increases in default rates of the mortgage loans acquired by our mortgage loan subsidiaries, risks associated with investing in mortgage-related assets, including changes in business conditions and the general economy, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and management's ability to manage our growth. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Contact:
Anworth Mortgage Asset Corporation
John T. Hillman
(310) 255-4438 or (310) 255-4493

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	September 30, 2007	December 31, 2006
	(unaudited)
ASSETS
Agency MBS:
Agency MBS pledged to counterparties at fair value	$3,958,524	$4,449,129
Agency MBS at fair value	129,484	229,778
	4,088,008	4,678,907
Non-Agency MBS:
Non-Agency MBS pledged to counterparties at fair value	—	104,508
Non-Agency MBS at fair value	49,435	2,515
	49,435	107,023
Cash and cash equivalents	9,847	34
Interest and dividends receivable	23,910	27,129
Derivative instruments at fair value	4,003	11,757
Prepaid expenses and other assets	81,515	3,750
Cash and cash equivalents of discontinued operations	4,073	141
Assets of discontinued operations	70,514	1,858,648
	$4,331,305	$6,687,389

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accrued interest payable	$47,453	$60,619
Repurchase agreements (Anworth)	3,680,505	4,329,921
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	20,162	6,877
Dividends payable on Series A Cumulative Preferred Stock	1,011	2,022
Dividends payable on Series B Cumulative Convertible Preferred Stock	471	—
Dividends payable on common stock	—	912
Accrued expenses and other liabilities	105,164	2,596
Liabilities of discontinued operations	67,223	1,756,060
	$3,959,369	$6,196,387

Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($30,150 and $0, respectively); 1,206 and 0 shares issued and outstanding, respectively	$28,108	$—

Stockholders’ Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($46,888 and $46,888, respectively); 1,876 and 1,876 shares issued and outstanding,	$45,397	$45,397
Common Stock: par value $0.01 per share; authorized 100,000 shares, 45,751 and 45,609 issued and outstanding, respectively	458	456
Additional paid-in capital	526,694	525,607
Accumulated other comprehensive loss consisting of unrealized losses and gains	(35,177)	(45,435)
Accumulated deficit	(193,544)	(35,023)
	$343,828	$491,002
	$4,331,305	$6,687,389

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Interest income net of amortization of premium and discount:
Interest on Agency MBS	$61,125	$55,295	$185,898	$148,219
Interest on Non-Agency MBS	1,011	—	4,327	—
	62,136	55,295	190,225	148,219
Interest expense:
Interest expense on repurchase agreements	56,854	54,119	174,550	142,561
Interest expense on junior subordinated notes	812	788	2,401	2,220
	57,666	54,907	176,951	144,781
Net interest income	4,470	388	13,274	3,438
Loss on sale of Agency MBS and Non-Agency MBS	(23,447)	—	(23,447)	(10,207)
Net loss on derivative instruments	(147)	—	(147)	—
Expenses:
Compensation and benefits	(588)	(571)	(1,845)	(1,700)
Compensation—amortization of restricted stock	198	(57)	(101)	(189)
Other expenses	(795)	(854)	(2,317)	(2,158)
Total expenses	(1,185)	(1,482)	(4,263)	(4,047)
Loss from continuing operations	(20,309)	(1,094)	(14,583)	(10,816)
Loss from discontinued operations	(136,728)	(1,299)	(136,107)	(1,103)
Net loss	$(157,037)	$(2,393)	$(150,690)	$(11,919)
Dividend on Series A Cumulative Preferred Stock(1)	$(1,011)	$(1,011)	$(2,022)	$(2,022)
Dividend on Series B Cumulative Convertible Preferred Stock	$(471)	$—	$(1,245)	$—
Net loss to common stockholders	$(158,519)	$(3,404)	$(153,957)	$(13,941)
Basic and diluted net loss per common share:
Continuing operations	$(0.47)	$(0.04)	$(0.39)	$(0.28)
Discontinued operations	$(3.00)	$(0.03)	$(2.98)	$(0.03)
Total basic and diluted net loss per common share	$(3.47)	$(0.07)	$(3.37)	$(0.31)
Basic and diluted weighted average number of shares outstanding	45,640	45,392	45,657	45,384

(1)	The nine months ended September 30, 2006 is as adjusted to properly record the Series A Cumulative Preferred Stock dividend based on declaration date as opposed to the quarter to which it relates.

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